FOR IMMEDIATE RELEASE
JULY 21, 2005

Contact: Louis Rogers, President
Triple Net Properties, LLC
1551 N. Tustin Ave., Suite 200
Santa Ana, CA 92705
877-888-7348
714-667-8252
lrogers@1031NNN.com
www.1031NNN.com

TRIPLE NET PROPERTIES ANNOUNCES THE SALE OF
25391 COMMERCENTRE DRIVE

Santa Ana, California, July 21, 2005 – Louis Rogers, President of Triple Net Properties, LLC, announced today the sale of 25391 Commercentre Drive, part of Pacific Corporate Park.

25391 Commercentre Drive was sold for $4,969,260 to California Western Properties who was represented by Pasha Darvishian of Marcus & Millichap. The seller was represented by Jeff Hanson of Grubb & Ellis, Adam Wicker of Lee & Associates and Kent Peters, Director of Asset Management with Triple Net Properties.

25391 Commerce Centre Drive is a 26,154-square-foot office building that is part of Pacific Corporate Park, a 167,585-square-foot, suburban office complex comprised of six separate buildings located in Lake Forest, California.

Triple Net Properties, LLC manages a growing portfolio of over 23.7 million square feet of commercial properties and 1.1 million square feet of multi-family properties with a market value of over $2.9 billion from their headquarters in Santa Ana, California and numerous regional offices. Triple Net and affiliates are currently buying and selling properties throughout the United States.